UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave, Bethesda, Maryland 20814
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (301) 983-0998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ❒.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❒

Item 1.01.	Entry into a Material Definitive Agreement.

ATM Offering Agreement
On December 20, 2017, India Globalization Capital, Inc. (the "Company") entered into an At-the-Market Offering Agreement with The Benchmark Company LLC and Joseph Gunnar & Co., LLC (together, the "Managers"), pursuant to which the Managers will act as the Company's sales agents with respect to the issuance and sale of up to $10,000,000 of the Company's shares of common stock, par value $0.0001 per share (the "Shares"), from time to time in an at-the-market public offering (the "Offering").

Sales of the Shares, if any, through the Managers, will be made directly on the NYSE American, on any other existing trading market for our common stock or to or through a market maker. The Managers may also sell the Shares in privately negotiated transactions, provided that the Managers receive our prior written approval for any sales in privately negotiated transactions.

The Company or its Managers may suspend the offering of Shares upon notice and subject to other conditions. The Sales Agreement will automatically terminate on December 20, 2019, or sooner if terminated as permitted therein.

The Company will pay its Managers a commission equal to 4.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify its Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

The Shares will be sold and issued pursuant the Company's shelf registration statement on Form S-3 (File No. 333-201822), which became effective on April 8, 2015.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of Olshan Frome Wolosky LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: December 21, 2017	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

5.1	Opinion of Olshan Frome Wolosky LLP.

10.1
The Amended and Restated At-The-Market Offering Agreement, dated December 20, 2017, by and between India Globalization Capital, Inc., and The Benchmark Company, LLC and Joseph Gunnar & Co., LLC (together, the "Managers") .

23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1).